Exhibit 4.17

International

Att:	The First International Bank of Israel Ltd
Branch - 041 - Ramat Gan

Customer name: AudioCodes Ltd

Account No.: ###-###### Branch: 041

Loan No. 000000108 Date: May 13th 2008

Request for receipt of a loan in foreign currency

Within the framework of the general terms for administration of the account, the general terms for receipt of loans in Israeli currency and foreign currency (hereinafter: “the general terms”) which were signed by us and subject to their terms, we request that you provide us with a loan in foreign currency as follows:

1.	Currency of the loan - foreign currency of type 01- US dollars

2.	Sum of loan: 3,500,000.00

3.	Date of provision of the loan - date of crediting the account with the sum of the loan.

4.	Date of defrayal of the loan capital -

☒	Monthly payment
In 020 equal and consecutive payments
Totalling 175,000.00 each, every 3 months on the 13th of the month starting from August 2008 and the final payment totalling ______________ on _____________

☐	Monthly payments - on the last day of the month
____ equal and consecutive payments
Totalling ________ each, every __month/s on the last day of the month starting from __________ and the final payment totalling ______________ on _____________.

☐	One payment: On ______________.
☐	Various payments: In payments and on dates as detailed in Form 26a attached as an appendix to this request.
5.	The interest on the loan
a.	Interest rate

☐	Fixed interest - at a rate of _____% per annum (adjusted interest ______% per annum).
☒	Variable interest - at a rate of rounded Libor interest, as defined in the general terms, plus a margin at a rate of 0.6500% per annum (rounded Libor interest plus the margin on the date of the request is 3.4000% per annum, adjusted interest 3.5017% per annum).
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b.	Dates of defrayal of interest
☐	On the date(s) of defrayal of the capital of the loan as detailed above.
☒	Every 03 month/s on the 13th of the month starting from September 13th 2008 and final payment on the date of defrayal of the final payment on account of the capital of the loan.
☐	Every __ month/s on the ___ of the month starting from _________________ and final payment on the date of defrayal of the final payment on account of the capital of the loan.
c.	Calculation of the interest

Notwithstanding that stated in the general rules, the interest on the loan in foreign currency in Sterling shall be calculated according to the number of days in each period of interest as compared to a year of 365 days.

d.	Accrual of interest
☐	Accrual of interest in a “bullet” loan when both the capital and the interest are defrayed in one payment at the end of the term of the loan:
From the date of the loan and onwards, the interest on the loan capital shall be accrued and shall be added to the loan capital on each of the following dates, and this shall also bear compound interest at a rate stated in Section 5 (a) above:

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☐	Each _____ month/s on the ____ of the month starting from ___________.
☐	Each _____ month/s on the last day of the month starting from ___________.
☐	Accrual of interest during the period of deferral of interest payments (“grace”):
From the date of provision of the loan until the end of the “grace” period the interest on the capital of the loan shall accrue and shall be added to the capital of the loan at the end of each period of 12 months, and shall also bear compound interest as stated in Section 5(a) above.
At the end of the “grace” period the interest that accrued as aforementioned shall be deducted from the loan capital to which it was added and shall be defrayed in full on the date of defrayal (unclear) in Section 5(b) above.

Stamp: The First International Bank
              of Israel Ltd (signature)

6.	Commissions
a.	Preparation and checking of the documents commissions totalling NIS 5300 which shall be paid on the date of provision of the loan. The sum of the loan, for the purpose of determination of the commission shall be calculated in NIS according to the representative exchange rate on the date of determination of the commission.*

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b.	Collection fees for the periodic (capital) return, totalling NIS 4.50 correct for today, that shall be paid on the date of defrayal of each payment on account of the loan capital.
c.	Additional expenses/charges collected in advance: Stamp duty: NIS ________, other expenses NIS ___________
d.	Exchange rate list price for purchase of the currency of the loan against charge of the checking account in Israeli currency, at a rate of _____% of the minimum sum for payment ________ maximum _______ in currency ______________ correct for today (subject to another arrangement, if there is such), that the payment for each period of defrayal for each payment of capital and/or interest.

e.	The list price commission for recording a transaction in a foreign currency account totals NIS 1.21, for each transaction, minimum NIS 6.05 per month correct for today (subject to another arrangement, if there is such) for registration of the loan in the account on the date of its provision for every periodic return of the loan. The commission is collected at the start of every month, for the previous month.

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7.	Effective cost The effective cost of the loan is 3.5386% per annum.*
8.	Instructions for charging the account
a.	For the loan capital
☐	Checking account in Israeli currency
☒	Checking account in the currency of the loan
b.	For the interest on the loan
☐	Checking account in Israeli currency
☒	Checking account in the currency of the loan
c.	For the commissions

The commissions shall be charged, in any event, to the checking account in Israeli currency. If on the date of charge of any commission whatsoever no account in our name shall be administered for a checking account in Israeli currency, within the framework of the account the number noted above, you shall be permitted to charge on the abovementioned date a checking account in the currency of the loan also for the sums of commission. The sum of the commission for the purpose of charging the foreign currency shall be calculated according to the representative exchange rate of the currency of the loan on the date of charging the commission.

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9.	Interpretation The terms in this request shall have the meaning given to them in the general terms, unless stated explicitly otherwise.
Audiocodes Ltd (signature)
For internal use	Customer’s signature

* Commission for preparation/examination of documents and the effective cost is calculated pursuant to the sum of the loan according to the representative exchange rate known on the date of transfer of this request.

Calculation of the commission and the final effective rate shall be executed according to the representative exchange rate that shall be published on the date of trading on which the commission shall be paid.

1. To the customer 2. To the branch

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International

Att:	The First International Bank of Israel Ltd

Branch - 041 - Ramat Gan

Customer name: AudioCodes Ltd

Account No.: ###-###### Branch: 041

Loan No. 000000205 Date: May 13th 2008

Request for receipt of a loan in foreign currency

Within the framework of the general terms for administration of the account the general terms for receipt of loans in Israeli currency and foreign currency (hereinafter: “the general terms”) which were signed by us and subject to their terms, we request that you provide us with a loan in foreign currency as follows:

1.	Currency of the loan - foreign currency of type 01- US dollars
2.	Sum of loan: 11,500,000.00
3.	Date of provision of the loan - date of crediting the account with the sum of the loan.
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4.	Date of defrayal of the loan capital -
☒	Monthly payment
020 equal and consecutive payments
Totalling 575,000.00 each, every 3 months on the 13th of the month starting from August 2008 and the final payment totalling ______________ on _____________

☐	Monthly payments - on the last day of the month
____ equal and consecutive payments
Totalling ________ each, every __month/s on the last day of the month starting from __________ and the final payment totalling ______________ on _____________.

☐	One payment: On ______________.
☐	Various payments: In payments and on dates as detailed in Form 26a attached as an appendix to this request.
5.	The interest on the loan
a.	Interest rate
☐	Fixed interest - at a rate of _____% per annum (adjusted interest ______% per annum).
☒	Variable interest - at a rate of rounded Libor interest, as defined in the general terms, plus a margin at a rate of 1.5000% per annum (rounded Libor interest plus the margin on the date of the request is 4.2500% per annum, adjusted interest 4.3924% per annum).

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b.	Dates of defrayal of interest
☐	On the date(s) of defrayal of the capital of the loan as detailed above.
☒	Every 03 month/s on the 13th of the month starting from August 13th 2008 and final payment on the date of defrayal of the final payment on account of the capital of the loan.
☐	Every __ month/s on the ___ of the month starting from _________________ and final payment on the date of defrayal of the final payment on account of the capital of the loan.
c.	Calculation of the interest

Notwithstanding that stated in the general rules, the interest on the loan in foreign currency in Sterling shall be calculated according to the number of days in each period of interest as compared to a year of 365 days.

d.	Accrual of interest
☐	Accrual of interest in a “bullet” loan when both the capital and the interest are defrayed in one payment at the end of the term of the loan:

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From the date of the loan and onwards, the interest on the loan capital shall be accrued and shall be added to the loan capital on each of the following dates, and this shall also bear compound interest at a rate stated in Section 5 (a) above:

☐	Each _____ month/s on the ____ of the month starting from ___________.
☐	Each _____ month/s on the last day of the month starting from ___________.
☐	Accrual of interest during the period of deferral of interest payments (“grace”):
From the date of provision of the loan until the end of the “grace” period the interest on the capital of the loan shall accrue and shall be added to the capital of the loan at the end of each period of 12 months, and shall also bear compound interest as stated in Section 5(a) above.
At the end of the “grace” period the interest that accrued as aforementioned shall be deducted from the loan capital to which it was added and shall be defrayed in full on the date of defrayal (unclear) in Section 5(b) above.

Stamp: The First International Bank
           of Israel Ltd (signature)

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6.	Commissions
a.	Preparation and checking of the documents commissions totalling NIS 5300 which shall be paid on the date of provision of the loan. The sum of the loan, for the purpose of determination of the commission shall be calculated in NIS according to the representative exchange rate on the date of determination of the commission.*

b.	Collection fees for the periodic (capital) return, totalling NIS 4.60 correct for today, that shall be paid on the date of defrayal of each payment on account of the loan capital.
c.	Additional expenses/charges collected in advance: Stamp duty: NIS ________, other expenses NIS ___________
d.	Exchange rate list price for purchase of the currency of the loan against charge of the checking account in Israeli currency, at a rate of _____% of the minimum sum for payment ________ maximum _______ in currency ______________ correct for today (subject to another arrangement, if there is such), that the payment for each period of defrayal for each payment of capital and/or interest.

e.	The list price commission for recording a transaction in a foreign currency account totalling NIS 1.21, for each transaction, minimum NIS 6.05 per month correct for today (subject to another arrangement, if there is such) for registration of the loan in the account on the date of its provision for every periodic return of the loan. The commission is collected at the start of every month, for the previous month.

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7.	Effective cost The effective cost of the loan is 4.4028% per annum.*
8.	Instructions for charging the account
a.	For the loan capital
☐	Checking account in Israeli currency
☒	Checking account in the currency of the loan
b.	For the interest on the loan
☐	Checking account in Israeli currency
☒	Checking account in the currency of the loan
c.	For the commissions

The commissions shall be charged, in any event, to the checking account in Israeli currency. If on the date of charge of any commission whatsoever no account in our name shall be administered for a checking account in Israeli currency, within the framework of the account the number of which is noted above, you shall be permitted to charge on the abovementioned date a checking account in the currency of the loan also for the sums of commission. The sum of the commission for the purpose of charging the foreign currency shall be calculated according to the representative exchange rate of the currency of the loan on the date of charging the commission.
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9.	Interpretation The terms in this request shall have the meaning given to them in the general terms, unless stated explicitly otherwise.
Audiocodes Ltd (signature)
For internal use	Customer’s signature

* Commission for preparation/examination of documents and the effective cost is calculated pursuant to the sum of the loan according to the representative exchange rate known on the date of transfer of this request.

Calculation of the commission and the final effective rate shall be executed according to the representative exchange rate that shall be published on the date of trading on which the commission shall be paid.

1. To the customer 2. To the branch

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International

Att:	The First International Bank of Israel Ltd

Branch: Ramat Gan

Customer name: AudioCodes Ltd
Clerk's Name: Sigalit
Date of printout: May 13th 2008

Customer’s instruction for deposit of a foreign currency deposit - non-renewable

Within the framework of the general rules for administration of an account that we signed (hereinafter: “the general terms”) we request to charge on the date of deposit into our checking account in the currency of the deposit the sum of the deposit, and in return to deposit in our favour a deposit of the aforementioned type for a term and on conditions as detailed hereinafter:

Currency of the deposit	Date of the deposit	Date of defrayal	Account No.	Type of Account	Branch
US$	May 13th 2008	August 13th 2008	#######	506	041
Sum of the deposit in foreign currency (capital of the deposit) 3.5M	Annual interest % 2.1%		Adjusted annual interest _____%

1.	Deposit of the deposit
1.1.	We are aware that the bank shall be permitted, at its discretion, not to execute this request, in the absence of a sufficient balance to execute it and/or if there shall be in the opinion of the bank a legal preclusion or any other preclusion for its execution.

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1.2.	A request that shall be received at the bank after a time that shall be determined by the bank, from time to time, at the end of the working day or at another time for receipt of a request of this type of request for execution on that same foreign currency business day, the earliest between them, or a request that shall be received at the bank on a day which is not a foreign currency business day, shall be executed on the first working day in foreign currency after the date of the request, and this day shall be considered to be the date of the deposit.

In this document “a foreign currency business day” - a business day in the bank, in which the bank executes transactions in the currency of the deposit, without limitation to the sums of the transactions and on which bank publishes transfers and cheques rates.

2.	The term of the deposit The deposit shall be deposited for a period from the date of the deposit and until the date of the defrayal (not including this day).
3.	Interest on the deposit

The capital on the deposit shall bear fixed interest at a rate noted above, for the full term of the deposit in which the deposit was deposited in the deposit account.

The interest on the deposit shall be calculated according to the number of days in the period of calculation of the interest as compared to a year of 365 days.

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In the event that a deposit has been deposited for a period exceeding one year, the interest shall be calculated by annual compound interest.

4.	Date of defrayal of the capital of the deposit and the interest

The capital of the interest and the deposit shall be defrayed to us in one payment, on the date of defrayal noted above, in favour of our checking account in the currency of the deposit.

5.	Prohibition of withdrawal prior to the date of defrayal
5.1.	We shall not be permitted to withdraw the deposit or part of it other than on the date noted above, unless with the consent of the bank in advance and in writing.

The bank shall be permitted to condition its consent on conditions that shall be determined by it including payment of the excess cost to the bank, if there shall be such, as a result of withdrawal of the discount other than on the date of defrayal as aforementioned, and all taking into consideration the damage that could be caused to the bank as a result of the aforementioned withdrawal.

5.2.	Without derogating from the generality of the aforementioned, we are aware that in the event that the bank shall consent to withdrawal of the deposit or part of it prior to the date of defrayal as aforementioned then, notwithstanding the aforementioned in this document above, we shall not be entitled, inter alia, to interest on the sum withdrawn, for the period that passed from the date of the deposit and until the date of its withdrawal.

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6.	Deferral of dates of defrayal

In the event that the date of defrayal shall fall on a day that is not a foreign currency business day (as defined in Section 1 above) the date of defrayal shall be deferred to the first working day in foreign currency following it, and the interest shall be calculated pursuant to the actual date of defrayal.

7.	Prohibition of transfer of rights Our rights in regard to the deposit, in entirety or in part, shall not be transferred without the consent of the bank in advance and in writing.
8.	Tax deduction

If the duty by law, including foreign law, of withholding of any tax at source levy or other mandatory payment is imposed on the bank, then the sum of the deposit and the interest on it shall be available to us on the date of defrayal only after deduction of tax as aforementioned.

Without derogating from the generality of the aforementioned, the bank shall be permitted to charge our account for any sum that the bank shall be required to transfer to an authorized authority for monies as aforementioned which were paid to us without withholding of any tax at source.

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9.	Commission

The list price of the commission for recording a transaction in a foreign currency account (for deposit transactions and deposit defrayal) shall be NIS1.21 for each transaction minimum NIS 6.95 per month, as of today (subject to another arrangement if there is such) and it shall be collected at the start of the month following the execution of the transaction.

10.	Interpretations In the event of a contradiction between the provisions of this document and the general terms, the provisions of this document shall have priority.

Audiocodes Ltd

(signature)

Customer’s signature

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